Exhibit 99.(a)(2)

DECLARATION OF TRUST

OF

UBS ASSET MANAGEMENT CREDIT INCOME OPPORTUNITIES FUND

DECLARATION OF TRUST, dated as of July 9, 2026, by the individual trustee identified on the signature page hereto (the “Trustee”). The Trustee hereby agrees as follows:

1.            The trust created hereby (the “Trust”) shall be known as “UBS Asset Management Credit Income Opportunities Fund” in which name the Trustee may conduct the business of the Trust, make and execute contracts on behalf of the Trust, and sue and be sued on behalf of the Trust.

2.            The Trustee hereby declares that he or she will hold the trust estate in trust for such persons as are or may become entitled to a beneficial interest in the trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto as Exhibit A. The Trust is hereby established by the Trustee for the purpose of becoming a registered investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and engaging in such other activities as are necessary, convenient or incidental thereto.

3.            The Trustee intends to enter into an amended and restated Declaration of Trust, satisfactory to each party thereto, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as required by law.

4.            The Trustee shall be entitled to appoint and remove officers of the Trust, with such titles and duties as the Trustee shall designate, each such officer to serve (a) until his or her successor shall have been elected and shall have qualified, (b) until his or her death or (c) until he or she shall have resigned or have been removed, with or without cause, by the Trustee.

5.            The Trustee and the officers of the Trust, if any, are hereby authorized: (i) to prepare and file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form N-2, including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration of the securities of the Trust under the Securities Act of 1933, as amended (the “1933 Act”) and the 1940 Act, (b) subscription documents, including any amendments to such subscription documents, relating to the initial public offering of the securities of the Trust, (c) the Notification of Registration on Form N-8A, (d) any additional filings, including any filings under Rules 424, 462 and 497 of the 1933 Act, request, report or application or amendment thereto with the Commission that may be required from time to time under the 1940 Act, the 1933 Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and (e) an exemptive application for an order of the Commission pursuant to Section 6(c) of the 1940 Act for an exemption from Sections 18(a)(2), 18(c) and 18(i) of the 1940 Act, pursuant to Sections 6(c) and 23(c) of the 1940 Act for an exemption from Rule 23c-3 under the 1940 Act and pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 under the 1940 Act to permit the Trust to issue multiple classes of shares and to impose early withdrawal charges and asset-based distribution fees with respect to a certain class, and any amendments thereto; (ii) to cause the Trust to elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, as may be set forth in a Registration Statement referenced herein; (iii) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports and other papers and documents as may be required by the Financial Industry Regulatory Authority; (iv) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register or make notice filings for the securities of the Trust under the securities or “blue sky” laws of such jurisdictions as the Trustee and officers, if any, may deem necessary or desirable; (v) to negotiate the terms of, and execute on behalf of the Trust, such distribution agreements, investment advisory agreements and other contracts among the Trust and any other persons relating to the issuance of the securities of the Trust, satisfactory to each such party and (vi) to make any and all necessary filings and to take any and all actions, including, without limitation, the execution and delivery of any and all documents, amendments, certificates or other instruments, that they, together with and upon the advice of counsel, shall deem necessary or advisable to conduct the business of the Trust, such determination to be conclusively evidenced by the taking of such actions and steps and the execution and delivery of such documents, amendments, certificates or other instruments.

6.            The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than one (1). Subject to the foregoing, the Trustees, acting by majority vote, are entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon 30 days prior notice to the other Trustees.

7.            (a) The Trustees and the officers of the Trust, if any, (the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Trustees or any holder of the Trust’s securities (the Trust and any holder of the Trust’s securities being a “Covered Person”) for any loss, damage, liability, tax, penalty, expense, action, suit or claim of any kind or nature whatsoever (the “Losses”) incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration of Trust or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s willful misfeasance (within the meaning of the 1940 Act, as amended), gross negligence or bad faith with respect to such acts or omissions, or such Fiduciary Indemnified Person’s reckless disregard of the duties involved in the conduct of his or her office (the “Uncovered Losses”).

(b)            The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the trust estate.

8.            The Trust shall, to the fullest extent permitted by applicable law,

(a)            indemnify and hold harmless each Fiduciary Indemnified Person from and against any Losses, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any Uncovered Losses; and

(b)            advance expenses (including legal fees and costs of enforcing the Trust’s obligations under this Section 8) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

9.            The provisions of Sections 7 and 8 shall survive the resignation or removal of the Fiduciary Indemnified Persons.

10.          The Trust may dissolve, wind-up and terminate without issuing any securities at the election of the Trustees.

11.          This Declaration of Trust and the rights of the Trustee hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

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IN WITNESS WHEREOF, the undersigned has caused this Declaration of Trust to be duly executed as of the day and year first above written.

/s/ John G. Popp
Name: John G. Popp

EXHIBIT A

Certificate of Trust